U.S. GEOTHERMAL INC. REPORTS YEAR END 2015 RESULTS
AND PROVIDES 2016 GUIDANCE

Highlights

•	Thirteenth straight quarter of positive EBITDA and Cash Flow From Operations
•	Net Income Attributable to US Geothermal, As Adjusted, is up 79% over 2014
•	Acquired majority interest in Raft River project
•	Acquired 3 new power plant units at 5% of original cost
•	Confirmed 30 MW resource and seeking PPA for WGP Geysers project in California
•	2016 Guidance - Provided updated Consolidated and new Attributable to US Geothermal

(Boise, Idaho) March 10, 2016 – U.S. Geothermal Inc. (the “Company”) (NYSE MKT: HTM), a leading and profitable renewable energy company focused on the development, production, and sale of electricity from geothermal energy, announced today its financial and operating results for the 12 months ending December 31, 2015 (the “Year End”), guidance for 2016, and highlighted notable achievements for 2015. This earnings release should be read in conjunction with US Geothermal’s financial statements, and management’s discussion and analysis (“MD&A”) and Annual Report on Form 10-K, which are available on the Company’s website at www.usgeothermal.com and have been posted at the U.S. Securities and Exchange Commission website at www.sec.gov and on SEDAR at www.sedar.com.

Summary of Year End 2015 Financial Results:	Twelve Months Ended December 31
(in millions, except per share amounts)
	2015	2014

Operating Revenue	$31.20	$30.97
Adjusted EBITDA*	$17.63	$17.23
EBITDA	$16.44	$14.89
Net Income, As Adjusted*	$6.34	$4.59
Net Income	$4.95	$14.90
Net Income Attributable to US Geothermal	$1.85	$11.61
Per Share	$0.02	$0.11
Net Income Attributable to US Geothermal, As Adjusted*	$3.23	$1.80
Per Share, As Adjusted*	$0.03	$0.02

* Refer to Table 1 and 2 for further detail of Net Income, As Adjusted. Refer to Appendix for further detail on Adjusted EBITDA and EBITDA.

Website: www.usgeothermal.com	NYSE MKT: HTM

Operating Revenue for the Year End was $31.20 million, compared to $30.97 million for the prior year period. Adjusted EBITDA for the Year End was $17.63 million, compared to $17.23 million for the prior year period, while EBITDA was $16.44 million for the Year End compared to $14.89 million for the prior year. Net Income (as adjusted) for the Year End was $6.34 million, compared to $4.59 million in the prior year period, representing a 38% increase. Net Income for the Year End was $4.95 million, compared to $14.90 million in the prior year period (2014 included recognition of a onetime deferred tax asset gain of $10.3 million). Net Income attributable to US Geothermal (as adjusted) for the Year End was $3.23 million, or $0.03 per share, compared to $1.80 million, or $0.02 per share in the prior year period, representing a 79% increase. Net Income attributable to US Geothermal for the Year End was $1.85 million, or $0.02 per share, compared to $11.61 million, or $0.11 per share in the prior year period (2014 included recognition of a onetime deferred tax asset gain).

“2015 was the third year in a row of improving financial performance as we continue to optimize our operating assets, especially given the unseasonably warm weather this year. EBITDA and Net Income, as Adjusted, were at or above the high end of guidance. We also strengthened both our cash flow and balance sheet.” said Dennis Gilles, US Geothermal’s Chief Executive Officer. “In addition, we completed a number of important steps to advance the 68 MW’s of development projects in our pipeline which will provide additional upside going forward.”

Full Year 2016 Guidance (Consolidated)*:
(in millions)

Operating Revenue	$29 – 34
Adjusted EBITDA	$15 – 19
EBITDA	$14 – 18
Net Income, As Adjusted	$4 – 8

Full Year 2016 Guidance (Attributable to US Geothermal)*:
(in millions)

Adjusted EBITDA	$9 – 12
Net Income, As Adjusted	$1 – 4

* Guidance figures represent Existing Operations only. Refer to Appendix for further detail of EBITDA, Adjusted EBITDA, and Net Income, As Adjusted.

Development Projects Update

•

The WGP Geysers project in California completed a well test program that confirmed a sufficient steam resource to support a 30 MW power plant. The company signed a transmission interconnection agreement with the CAISO and PG&E, and is currently seeking a Power Purchase Agreement (“PPA”) to enable start of plant construction.

•

The El Ceibillo project in Guatemala received formal approval of a concession modification which allowed the restart of drilling and subsequently led to discovery of a commercially viable geothermal reservoir. The area is being expanded with further drilling prior to seeking a PPA for a minimum 25 MW plant.

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com

•	Three unconstructed binary power plants were acquired for a small fraction of their original cost. This provides US Geothermal with the flexibility to install these plants at existing or new projects. This will significantly lower project capital costs, and accelerate development timelines.
•	At the Raft River project, the company completed the acquisition of the majority of Goldman Sachs ownership interest, which unlocks that project for upgrade and expansion.
•	Continuing water supply well drilling at Neal Hot Springs, Oregon in support of hybrid cooling project which could add approximately 3+MW to the project annual average generation.

NOTABLE HIGHLIGHTS AND ACHIEVEMENTS FOR 2015 INCLUDE

•	Operations:

−	Achieved annual average availabilities for the twelve months for each plant (excluding planned maintenance hours) as follows: Neal Hot Springs - 97.9%, San Emidio - 98.6%, Raft River - 95.4%.
−	Completed planned annual maintenance outages at all three operating facilities including a major overhaul (once in 7 years) at Raft River.
−	Generated fleet wide total 332,009 megawatt-hours for the period, as compared to 339,086 megawatt- hours in the prior year.
−	Finalized settlement agreement with Neal Hot Springs equipment supplier Turbine Air Systems.

•	Strategic:

−	Engaged Marathon Capital to investigate Strategic Alternatives.
−	Approved a $2 million stock repurchase program.
−	Renewed our At-The-Market (ATM) facility with Lincoln Park Capital.
−	Voluntarily delisted from Toronto Stock Exchange (TSX) at year end.

•	Cash Management:

−	Ended the Year with $228.2 million in Total Assets, Cash and Cash Equivalents of $8.7 million, and Restricted Cash of $22.2 million.
−	Reduced long-term debt by $4.4 million to $94.3 million ($68.9 million - net of partnership interests).
−	Generated Free Cash Flow to US Geothermal from operating projects (net of partnership interests and debt service) of $9.3 million.

The Board of Directors of the Company approved a stock repurchase program which allows up to $2.0 million dollars’ worth of the Company’s outstanding common stock to be repurchased from the open market on the NYSE MKT through the end of July 2016. Additionally, a Special Committee of the Board was formed to consider other strategic alternatives to increase stockholder value. The Special Committee of the Board selected Marathon Capital to serve as its financial advisor in this process.

Conference Call

U.S. Geothermal Inc. will host a telephone conference call for investors and analysts on Friday, March 11th, 2016 at 1:00 p.m. ET (10:00 a.m. PT) to discuss their 2015 Year End results, which were filed after the Market Close on Thursday March 10th, 2016.

The conference call may be accessed by dialing (877) 407-8133 in the United States and Canada, or (201) 689-8040 internationally. A simultaneous webcast of the conference call will be provided through:

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com

http://www.investorcalendar.com/IC/CEPage.asp?ID=174757

Please visit our Website at: http://www.usgeothermal.com

About U.S. Geothermal Inc.:
U.S. Geothermal Inc. is a leading and profitable renewable energy company focused on the development, production and sale of electricity from geothermal energy. The company is currently operating geothermal power projects Neal Hot Springs, Oregon, San Emidio, Nevada and Raft River, Idaho for a total power generation of approximately 45 MWs. The company is also developing projects at: the Geysers, California; a second phase project at San Emidio, Nevada; the El Ceibillo project located near Guatemala City, Guatemala; and at Crescent Valley, Nevada. US Geothermal’s growth strategy is to reach 200 MWs of generation by 2020 through a combination of internal development and strategic acquisitions.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
Saf Dhillon - Investor Relations
U.S. Geothermal Inc.
Tel: 866-687-7059
Fax: 208-424-1030
saf@usgeothermal.com

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Readers are cautioned to review the risk factors identified by the company in its filings with US and Canadian securities agencies. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the future operating or financial performance of U.S. Geothermal, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; interpretation of the results of well tests; project development; resource megawatt capacity; capital expenditures; timelines; strategic plans; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from U.S. Geothermal's expectations include the uncertainties involving the availability of financing in the debt and capital markets; uncertainties involved in the interpretation of results of well tests; the need for cooperation of government agencies in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction; unexpected cost increases, which could include significant increases in estimated capital and operating costs; and other risks and uncertainties disclosed in U.S. Geothermal's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities and in other U.S. Geothermal reports and documents filed with applicable securities regulatory authorities from time to time. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

The NYSE MKT does not accept responsibility for the adequacy of this release.

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com

APPENDIX

The below table summarizes revenues for 2015 and 2014, and reflects seasonality by quarter of our generation and corresponding revenues.

Operating Revenue by Quarter:	Q1	Q2	Q3	Q4
(in millions)

2015	$8.47	$5.86	$6.93	$9.94
2014	$8.50	$5.85	$6.74	$9.91

RECONCILIATION OF TERMS:
The following tables provide a reconciliation of the EBITDA, EBITDA Adjusted, and Net Income Adjusted; presented for both the Consolidated financials as well as Attributable to US Geothermal only (consolidated less minority interest).

EBITDA is calculated as net income before interest, income taxes, depreciation and amortization, and is not a measurement of financial performance or liquidity under generally accepted accounting principles in the United States. EBITDA is presented as a metric commonly used by securities analysts, investors and other interested parties in the evaluation of a company’s ability to service and/or incur debt.

Adjusted EBITDA reflects EBITDA adjusted to exclude discretionary exploration costs, non-cash stock compensation as well as the value assigned to stock options granted, and write-off of discontinued exploration activities.

Net Income, As Adjusted reflects Net Income before Tax and is provided to support year over comparisons. The Company recognized a Deferred Tax Asset starting in 2014, and though tax amounts are now reflected in our Financials as required by GAAP, any current tax obligation is offset by a reduction in the recognized Deferred Tax Asset.

CONSOLIDATED:

Year End Financial Results (Consolidated):	Twelve Months Ended December 31
(in millions)	2015	2014

Net Income	$4.95	$14.90
Interest	$3.80	$4.06
Income Taxes Expense (Benefit)	$1.39	$(10.31)
Depreciation & Amortization	$6.30	$6.24
EBITDA	$16.44	$14.89
Exploration costs, Asset impairment, Stock based comp.	$1.19	$2.34
Adjusted EBITDA	$17.63	$17.23

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com

Full Year Guidance (Consolidated):	2016
(in millions)

Net Income (Loss)	$2.5 – 6.5
Income Taxes Expense (Benefit)	$1.0
Net Income, As Adjusted	$3.5 – 7.5
Interest	$3.6
Depreciation & Amortization	$6.5
EBITDA	$13.6 – 17.6
Exploration costs and Stock based compensation	$1.7
Adjusted EBITDA	$15.3 – 19.3

Net Income, As Adjusted	Twelve Months Ended December 31
(in millions, except per share amounts)	2015	2014

Net Income	$4.95	$14.90
Income Taxes Expense (Benefit)	$1.39	$(10.31)
Net Income, As Adjusted	$6.34	$4.59

ATTRIBUTABLE TO US GEOTHERMAL (Consolidated less Minority Interests):

Year End Financial Results (Attributable to US Geothermal):	Twelve Months Ended December 31
(in millions)	2015	2014

Net Income	$1.85	$11.61
Interest	$3.04	$3.31
Income Taxes Expense (Benefit)	$1.39	$(10.31)
Depreciation & Amortization	$3.25	$3.23
EBITDA	$9.53	$7.84
Exploration costs, Asset impairment, Stock based comp.	$1.19	$2.34
Adjusted EBITDA	$10.72	$10.18

Full Year Guidance (Attributable to US Geothermal):	2016
(in millions)

Net Income	$0.1 – 2.6
Income Taxes Expense (Benefit)	$1.0
Net Income, As Adjusted	$1.1 – 3.6
Interest	$3.0
Depreciation & Amortization	$3.4
EBITDA	$7.5 – 10.0
Exploration costs and Stock based compensation	$1.7
Adjusted EBITDA	$9.2 – 11.7

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com

Net Income, Attributable to US Geothermal, As Adjusted	Twelve Months Ended December 31
(in millions, except per share amounts)	2015	2014

Net Income Attributable to US Geothermal	$1.85	$11.61
Income Taxes Expense (Benefit)	$1.39	$(10.31)
Impairment Loss	$0.00	$0.50
Net Income Attributable to US Geothermal, As Adjusted	$3.23	$1.80
Per Share, As Adjusted	$0.03	$0.02

Net Income Attributable to US Geothermal during the Year End was $1.85 million, compared to $11.61 million in the prior year period. As detailed in the above table, Net Income Attributable to US Geothermal, As Adjusted was $3.23 million for the Year End, compared to $1.80 million in the prior year period. The high 2014 Net Income was primarily due to a one time gain on the recognition of a $10.31 million deferred tax asset. The year-over-year change was driven largely by:

•	2015 - Recognition of $1.39 million Income Tax Expense which is offset by Deferred Tax Asset
•	2014 - Recognition of Deferred Tax Asset of $10.31 million
•	2014 - Impairment from decision to cancel development of our Granite Creek asset.

U.S. Geothermal Inc.	390 E Parkcenter Blvd, Ste 250, Boise, ID 83706	208-424-1027
www.usgeothermal.com